Exhibit 99.1

LNB Bancorp, Inc. Declares Fourth Quarter Dividend

LORAIN, Ohio--(BUSINESS WIRE)--December 15, 2009--The Board of Directors of LNB Bancorp, Inc. (NASDAQ: LNBB) has declared a fourth quarter 2009 cash dividend on the Company's Common Stock of $.01 a share, payable on January 1, 2010 to shareholders of record on December 26, 2009.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 28 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

CONTACT:
LNB Bancorp, Inc.
W. John Fuller, 216-978-7643